UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2025

Sera Prognostics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40606	26-1911522
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2749 East Parleys Way
Suite 200
Salt Lake City, Utah		84109
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (801) 990-0520

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	SERA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

Termination of “At-the-Market” Offering Prospectus Supplement

Pursuant to that certain sales agreement, dated August 7, 2024 (the “Sales Agreement”), that Sera Prognostics, Inc. (the “Company”) entered into with TD Securities (USA) LLC (“TD Cowen”), the Company may offer and sell, from time to time, shares of its Class A common stock, par value $0.0001 per share (the “Class A Common Stock”) through TD Cowen, acting as agent, through an “at the market offering” as defined in Rule 451(a)(4) (the “ATM Offering”), promulgated under the Securities Act of 1933, as amended. The Company filed a prospectus supplement dated August 13, 2024 (the “ATM Prospectus Supplement”), pursuant to which it may offer and sell, from time to time, shares of its Class A Common Stock having an aggregate offering price of up to $50,000,000 through TD Cowen under the Sales Agreement.

As of the date of this report, the Company has not sold any shares of Class A Common Stock under the ATM Offering. Effective as of the date of this report, the Company has terminated the ATM Prospectus Supplement, but the Sales Agreement remains in full force and effect. The Company will not make any sales of Class A Common Stock under the ATM Offering unless and until a new prospectus or prospectus supplement is filed.

A copy of the Sales Agreement was filed as Exhibit 1.2 to the Company’s Registration Statement on Form S-3 filed with the U.S. Securities and Exchange Commission on August 7, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERA PROGNOSTICS, INC.

Date: February 10, 2025	By:	/s/ Austin Aerts
Austin Aerts
Chief Financial Officer